Exhibit 23.1


               CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

         As independent certified public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated January 24, 2000 included in SportsLine.com, Inc.'s Annual Report on Form 10-K for the year ended December 31, 1999.

ARTHUR ANDERSEN LLP

Fort Lauderdale, Florida,
    March 27, 2000.